UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2007

Palmetto Bancshares, Inc.

(Exact name of registrant

as specified in its charter)

South Carolina	0-26016	74-2235055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Hillcrest Drive, Laurens, South Carolina 29360

(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:  (864) 984-4551

Not Applicable

(Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

EXPLANATORY NOTE

On January 14, 2008, Palmetto Bancshares, Inc. filed a Form 8-K to file the registrant’s “Code of Ethics for Executive Management and Senior Financial Officers,” as enacted by the registrant’s board of directors on October 23, 2007 (the “Code of Ethics”). Ralph M. Burns, III is Executive Vice President of the Registrant’s subsidiary but serves as Treasurer of the Registrant.  We are filing this Form 8-K/A in order to correct a scrivener's error relating to Mr. Burns' title under his signature below.

No other changes have been made to the original Form 8-K or to the Code of Ethics for Executive Management and Senior Financial Officers attached as Exhibit 99.1, as previously filed.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Attached as Exhibit 99.1 and incorporated herein is the registrant’s “Code of Ethics for Executive Management and Senior Financial Officers,” as enacted by the registrant’s board of directors on October 23, 2007 (the “Code of Ethics”). The Code of Ethics applies to the executive management and senior financial officers of the registrant and its subsidiary Palmetto Bank (the "Bank").  The Code of Ethics was enacted to address issues specific to executive management and senior financial officers and to supplement the Company's existing code of ethics, which applies more broadly to all of the directors, officers and employees of the registrant and the Bank.  The Code of Ethics is intended to focus executive management and senior financial officers on areas of ethical risk, provide guidance to help these officers recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and promote fair and accurate disclosure of financial reporting.

The foregoing summary of the material features of the Code of Ethics is qualified in its entirety by reference to the provisions of the Code of Ethics attached as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits

(c)        Exhibits

            Exhibit No.       Exhibit

99.1                 Code of Ethics for Executive Management and Senior Financial Officers

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

 /s/ Ralph M. Burns, III

 Ralph M. Burns, III

 Treasurer

Dated: January 17, 2008